Exhibit 99.1

FOR IMMEDIATE RELEASE: JANUARY 12, 2012

LEGGETT & PLATT COMPLETES ACQUISITION OF WESTERN PNEUMATIC TUBE

Fabricator of titanium, nickel, and other specialty materials for aerospace industry will bolster

Leggett & Platt’s exposure to attractive, higher growth market.

Carthage, MO, January 12, 2012 — Leggett & Platt (NYSE:LEG) today announced it completed its purchase of Western Pneumatic Tube Holding, LLC. The transaction was announced December 20, 2011.

Western is a leading provider to the aerospace industry of integral components for critical aircraft systems. The company specializes in fabricating thin-walled, large diameter, welded tubing and specialty formed products from titanium, nickel-based alloys, stainless steels and other high strength metals for leading aerospace suppliers and OEMs. The company is headquartered in Kirkland, Washington, employs approximately 140 people, and had 2011 sales of $57 million.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer (and member of the S&P 500) that conceives, designs and produces a variety of engineered components and products that can be found in most homes, offices, and automobiles. The 129-year-old firm is comprised of 20 business units, 18,000 employee-partners, and 130 manufacturing facilities located in 18 countries.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

David M. DeSonier, Senior Vice President of Strategy and Investor Relations

Susan R. McCoy, Staff Vice President of Investor Relations